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                                                              EXHIBIT 99.B22P(4)

                            RUSSELL INVESTMENT GROUP

                               U.S. CODE OF ETHICS

                                 OCTOBER 5, 2005

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MEMORANDUM

TO:        All Russell Associates
FROM:      Craig Ueland
DATE:      October 5, 2005
SUBJECT:   Russell Ethical Standards

Many financial services organizations recently have learned how painful it can be to tolerate unethical behavior. The direct financial cost of their mistakes runs well into the billions of dollars, and this does not take into account the long-term damage to client relationships or individual and corporate reputations. Once a brand is tarnished - or trust is lost - it is very difficult, time consuming and expensive to repair the damage.

We are fortunate at Russell. We have a clear purpose for our organization:
IMPROVING FINANCIAL SECURITY FOR PEOPLE. We have a strong set of values, including recognizing that we aspire to a higher set of values than required by law. We seek to exceed client expectations. And we expect associates to act with integrity at all times.

At a time of heightened regulatory scrutiny of all firms in fiduciary roles in our industry, Russell's written Code of Ethics takes on even more importance for associates, clients, and regulators. We have made a number of changes to the Code so you need to read this year's Code thoroughly even if you have read it before. Your own personal reputation - and your continued employment at Russell
- depends on your following the standards written in this document. As a number of recent cases have highlighted, the entire company's success depends on all of us doing the right thing at all times. Please do your part. Thank you!

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                               ASSOCIATE CHECKLIST

Following is a checklist of ASSOCIATE responsibilities relating to compliance with Russell's U.S. Code of Ethics. This list is intended to assist you in remembering key portions of the Code and not as a replacement for your reading and understanding the Code. For questions concerning each of the items listed below, you should first consult the Tab, as noted, within this Code relating to the topic and if there are still questions, call the CORPORATE COMPLIANCE DEPARTMENT at 253-439-4860.

CERTIFICATIONS

         - ASSOCIATES are required to annually acknowledge that they have read the Code, understand its provisions, and agree to abide by its requirements.

         - ASSOCIATES are required to annually attest to information provided to the CORPORATE COMPLIANCE DEPARTMENT concerning Personal Security Accounts, Private Securities Transactions and other reporting information required by the Code.

REPORTING CONCERNING THE CODE (TAB 6 - PERSONAL SECURITIES ACCOUNTS ("PSAs") AND TRANSACTION REPORTING)

         -    All ASSOCIATES.

         - ASSOCIATES are required to report all violations of the Code of Ethics to the CORPORATE COMPLIANCE DEPARTMENT as soon as practicable after discovering the violation.

         - ASSOCIATES must report annually all SECURITIES in which they have a beneficial ownership interest, whether those SECURITIES are held in a PSA, or are held directly by the ASSOCIATE.

     - ASSOCIATES in departments designated as ACCESS PERSONS within this Code (see TAB 14 - GLOSSARY) are required to obtain pre-trade authorization for all non-exempt security transactions.

     - ASSOCIATES are required to report and pre-clear trades in accounts holding or trading in Affiliated Mutual Funds.

     - If an ASSOCIATE maintains a DISCRETIONARY ACCOUNT, the ASSOCIATE must keep on file with the CORPORATE COMPLIANCE DEPARTMENT a copy of his/her current Discretionary Advisory Agreement, and will be required to attest to the continuation of the agreement on an annual basis. The discretionary money manager may also be contacted periodically to certify that the Associate did not participate in the securities decisions of the account.

     - If an ACCESS PERSON participates in any decision regarding purchases or sales in his/her reported DISCRETIONARY ACCOUNT, such transactions must be submitted for pre-clearance.

OUTSIDE BUSINESS AFFILIATIONS (TAB 7 - OUTSIDE BUSINESS AFFILIATIONS, EMPLOYMENT, AND COMPENSATION)

     - ASSOCIATES are required to notify Russell, in advance, of any outside employment, business affiliation (including charitable organizations) or acceptance of compensation from any other person based on any business activity outside the scope of the employment relationship with Russell.

GIFTS AND ENTERTAINMENT (TAB 8 - GIFTS AND ENTERTAINMENT)

     - ASSOCIATES must report any gift received in a business context to their appropriate business unit designee or the CORPORATE COMPLIANCE DEPARTMENT. Gift logs maintained within the business units must be provided to the CORPORATE COMPLIANCE DEPARTMENT on a quarterly basis.

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                                TABLE OF CONTENTS

TAB 1 - INTRODUCTION                                                           1

I.   OVERVIEW                                                                  1

II.  STATEMENT OF PURPOSE AND VALUES                                           2

TAB 2 - USING THIS CODE OF ETHICS                                              3

I.   ACKNOWLEDGMENT                                                            3

II.  RESTRICTION ON USE                                                        3

III. VIOLATIONS                                                                3

IV.  ETHICS HOTLINE                                                            4

TAB 3 - CONFIDENTIAL INFORMATION AND PRIVACY                                   5

I.   OVERVIEW                                                                  5

II.  CONFIDENTIAL INFORMATION                                                  5

III. NONDISCLOSURE AGREEMENTS                                                  6

IV.  PRIVACY REGULATIONS                                                       6

TAB 4 - PUBLIC STATEMENTS BY RUSSELL ASSOCIATES                                8

I.   OVERVIEW                                                                  8

II.  PUBLIC STATEMENTS - CONFIDENTIAL INFORMATION                              8

III. PUBLIC STATEMENTS - RUMORS ABOUT RUSSELL                                  8

IV.  PUBLIC STATEMENTS - CLIENT RELATIONSHIPS                                  9

V.   PUBLIC STATEMENTS - MONEY MANAGERS                                        9

VI.  PUBLIC STATEMENTS - BUSINESS UNIT OPERATIONS                              9

                                        i
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
TAB 5 - INSIDER TRADING AND FRONT RUNNING                                     10

I.   OVERVIEW                                                                 10

II.  RESTRICTIONS                                                             10

III. RUSSELL INDEX RESTRICTIONS                                               11

IV.  WATCH LISTS                                                              11

V.   CONFIDENTIAL INFORMATION RELATING TO AN ENGAGEMENT OR PROPOSED
     TRANSACTION                                                              13

TAB 6 - PERSONAL SECURITIES ACCOUNTS AND TRANSACTION REPORTING                14

I.   REPORTING OF PERSONAL SECURITIES ACCOUNTS AND SECURITIES HELD
     DIRECTLY                                                                 14

II.  SECURITY TRANSACTION REQUIREMENTS AND RESTRICTIONS                       15

III. TRADING OF AFFILIATED MUTUAL FUNDS                                       17

IV.  DISCRETIONARY ACCOUNTS                                                   18

TAB 7 - OUTSIDE BUSINESS AFFILIATIONS, EMPLOYMENT, AND COMPENSATION           19

I.   GENERAL POLICY                                                           19

II.  SERVICE AS A DIRECTOR                                                    20

III. SERVICE ON THE BOARD OF CHARITABLE ORGANIZATIONS                         20

TAB 8 - GIFTS & ENTERTAINMENT                                                 22

I.   GENERAL POLICY                                                           22

II.  GIFTS                                                                    22

III. ENTERTAINMENT                                                            24

IV.  TRAVEL PAID BY OTHERS                                                    25

V.   HONORARIA                                                                25

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
TAB 9 - ANTI-BRIBERY POLICY
        (FOREIGN CORRUPT PRACTICES ACT GUIDELINES)                            27

TAB 10 - CORPORATE ANTI-MONEY LAUNDERING STATEMENT                            28

TAB 11 - MANAGING POTENTIAL CONFLICTS OF INTEREST                             29

I.   OVERVIEW                                                                 29

II.  MANAGING PERSONAL CONFLICTS                                              29

III. MANAGING COMPANY CONFLICTS                                               30

IV.  GENERAL PROCEDURES FOR MANAGING POTENTIAL CONFLICTS OF INTEREST          31

V.   SPECIFIC POLICIES FOR MANAGING POTENTIAL CONFLICTS OF INTEREST           32

VI.  ADDITIONAL INFORMATION                                                   32

TAB 12 - USE OF COMPUTER RESOURCES AND INFORMATION ASSETS                     33

I.   OVERALL CORPORATE POLICY                                                 33

II.  SPECIFIC GUIDELINES AND STANDARDS                                        33

TAB 13 - SANCTIONS                                                            34

TAB 14 - GLOSSARY                                                             35

TAB 15 - FORMS                                                                39

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                              TAB 1 - INTRODUCTION

I.   OVERVIEW

     The Code of Ethics (the "Code") is designed to reinforce the reputation of the Russell Investment Group ("RUSSELL" OR "THE COMPANY")* for integrity by avoiding even the appearance of impropriety in the conduct of our business. Russell's reputation is both highly valued and valuable, and the maintenance of this reputation is critical to Russell's continued success. All Russell ASSOCIATES must protect Russell's reputation by conducting business according to the highest ethical standards.

     These policies and guidelines have been approved by Russell's Board of Directors and are applicable to all U.S. officers and ASSOCIATES of Russell, not only as they conduct the business of the Company, but also as they conduct the business of the Company's affiliates and subsidiaries as well. We have developed this Code to promote the highest standards of behavior and ensure compliance with applicable regulation and best practices in the United States. Employees in Russell's Global Offices are subject to written standards broadly consistent with this Code, as modified to meet local requirements. These standards are available from the Compliance professionals in each office. FOR THE CONVENIENCE OF ASSOCIATES, THIS U.S. CODE OF ETHICS CAN BE ACCESSED ON THE RUSSELL INTRANET SITE (INSITE) UNDER "AT YOUR SERVICE."

     Each ASSOCIATE must adhere to the requirements of the Code - doing so is a fundamental part of each ASSOCIATE's job. All ASSOCIATES are expected not only to act with the highest standards of personal and professional honesty and integrity and to comply with all applicable government laws, rules and regulations in all matters related to the affairs of Russell and its subsidiaries and affiliates, but also to promote lawful, honest and ethical conduct in all aspects of the Company's business. EACH ASSOCIATE MUST READ AND UNDERSTAND THE CODE AND MUST ACKNOWLEDGE DOING SO AT THE TIME OF HIRING AND AT LEAST ANNUALLY THEREAFTER.

     In addition, many ASSOCIATES will be subject to policies, procedures or other codes of conduct specific to the business units in which they work. It is the responsibility of each ASSOCIATE to understand those business-specific requirements. ASSOCIATES unsure of whether business-specific requirements may apply should ask their supervisors. If you have questions about how the Code applies to you, consult the Chief Compliance Officer or Risk Officer responsible for your business unit or contact the CORPORATE COMPLIANCE DEPARTMENT at 253-439-4860. A LIST OF BUSINESS UNIT CHIEF COMPLIANCE OFFICERS IS AVAILABLE AT TAB 14 - GLOSSARY.

     VIOLATION OF THIS CODE OR OF ANY BUSINESS-SPECIFIC REQUIREMENT APPLICABLE TO AN ASSOCIATE MAY LEAD TO DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT (SEE TAB 13 - SANCTIONS.)

----------
* Substantive terms appearing in BOLD print are defined in TAB 14 - GLOSSARY of this U.S. Code of Ethics.

                                        1
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     II. STATEMENT OF PURPOSE AND VALUES

     Russell is committed to non-negotiable integrity and the belief that ASSOCIATES are the most important element in our continued success. ASSOCIATE understanding and support of the following values are the keys to accomplishing our Statement of Purpose.

     Purpose:  IMPROVING FINANCIAL SECURITY FOR PEOPLE.

     Core Values:

     -   We behave with non-negotiable integrity.
     - We have a genuine focus on our people, including family, community, and personal goals.
     -   We strive to exceed client expectations.

                                        2
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                        TAB 2 - USING THIS CODE OF ETHICS

I.   ACKNOWLEDGMENT

     This Code applies to all Russell ASSOCIATES in the U.S., including those seconded to Russell's U.S. offices from other Russell offices outside the U.S., for a period lasting more than three (3) months.

     NEW ASSOCIATES: New ASSOCIATES are required to acknowledge reading and understanding the Code, and, where applicable, provide information to the CORPORATE COMPLIANCE DEPARTMENT concerning their personal securities accounts and outside business affiliations.

     INTERNS: College students interning with any U.S. Russell business unit are required to acknowledge reading and understanding the Code, and, where applicable, provide information to the CORPORATE COMPLIANCE DEPARTMENT concerning their personal securities accounts and outside business affiliations.

     ALL ASSOCIATES AND INTERNS: The CORPORATE COMPLIANCE DEPARTMENT will distribute at least once per year, a current copy of the Code. All ASSOCIATES and Interns (as applicable) are required to acknowledge that they have read the current Code, understood its provisions, and have agreed to abide by its requirements.

II.  RESTRICTION ON USE

     The Code is intended for the use of ASSOCIATES in connection with their job-related duties. Copies of this Code may be requested by an outside person or entity. Such requests should be referred to the CORPORATE COMPLIANCE DEPARTMENT. All copies of this Code provided to any outside person or entity must be provided in read-only format.

III. VIOLATIONS

     - If an ASSOCIATE becomes aware of conduct which he or she feels is unethical, improper, illegal, or is otherwise a violation of any provision of this Code, he or she is required to report such information to the CORPORATE COMPLIANCE DEPARTMENT as soon as practicable after discovering the violation.

     - If desired, ASSOCIATES may also, or as an alternative, report such matters to the Ethics Hotline, as documented below.

     - Concealing or covering up any violation of the Code is itself a violation of Company policy. No ASSOCIATE is authorized or required to carry out any order or request to cover up such a violation and any ASSOCIATE receiving such an order must report it.

     - ASSOCIATES have a duty to cooperate fully with ethics investigations and audits, and to answer questions truthfully to the best of their ability.

     - All Code violations are documented in the Code of Ethics Violations' Log. Violations are reported on a quarterly basis to the ASSOCIATE'S Business Unit Chief Compliance Officer, or his or her designee, as outlined under TAB 14 - GLOSSARY. Violations by a Chief Compliance Officer are reported on a quarterly basis to the appropriate Board of Directors.

                                        3
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IV.  ETHICS HOTLINE

     To support its commitment to integrity, Russell has a confidential Ethics Hotline for ASSOCIATES to report auditing matters, suspected instances of unethical or illegal conduct or violations of Russell policy on the part of another ASSOCIATE, contractor or vendor. The Hotline is available 24 hours a day, every day (including holidays) by calling 1-800-93-ALERT. Every effort is made to ensure confidentiality while still allowing matters to be properly investigated and resolved.

     The following should be noted:

     - The Hotline is answered by an outside agency - complaints are relayed to the Ethics Officer in Russell's LEGAL DEPARTMENT for further action;

     - Russell's LEGAL DEPARTMENT refers all complaints to an appropriate senior manager;

     - That manager must ensure that all reports are investigated and, if required, that necessary corrective action is taken;

     -       Calls may be made on an anonymous basis, if desired;

     -       Each caller is assigned a case number by the outside agency;

     - The caller may use this case number to call back and receive a status report on his or her call;

     - No ASSOCIATE'S reputation will be put at risk solely by raising concerns; and

     - Retaliation against an ASSOCIATE who uses the Hotline to raise concerns or who participates in the investigation of a complaint is STRICTLY PROHIBITED. Any such retaliation is a serious violation of Company policy and may result in the termination of employment "for cause".

     QUESTIONS REGARDING THE ETHICS HOTLINE CAN BE DIRECTED TO RUSSELL'S ETHICS OFFICER, GREG LYONS, AT (253) 439-2406 OR glyons@russell.com.

                                        4
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                  TAB 3 - CONFIDENTIAL INFORMATION AND PRIVACY

I.   OVERVIEW

     Russell requires that all ASSOCIATES protect the privacy of clients and customers by maintaining the confidentiality of all client and customer information which may come into their possession. Russell also requires that ASSOCIATES maintain the confidentiality of internal Russell corporate information. These requirements are conditions of employment and arise largely from the following sources:

     -   Sound business practice;

     -   Duty as agent for the client or customer;

     - Specific confidentiality agreements with clients, customers and other third parties into which Russell may enter from time to time;

     -   Specific agreements executed between ASSOCIATES and Russell; and

     - Privacy regulations issued under the Gramm-Leach-Bliley Act (including, Regulation S-P and the regulations enacted by the various banking regulatory agencies), and the Fair Credit Reporting Act ("FCRA").

     In addition to the above, all ASSOCIATES must refrain from using MATERIAL, NON-PUBLIC INFORMATION and information about client and fund holdings and trading activity, however obtained, in connection with INSIDER TRADING or FRONT RUNNING activities as discussed in detail in TAB 5 - INSIDER TRADING AND FRONT RUNNING.

II.  CONFIDENTIAL INFORMATION

     Unless information communicated to Russell ASSOCIATES is clearly in the public domain, it shall be treated as Confidential Information. Such information must be kept confidential until a member of the Operating Committee has determined that disclosure is permissible. Terminated ASSOCIATES may not take with them, or otherwise disclose confidential client or other proprietary information. Questions concerning whether disclosure is permissible should be referred to the LEGAL DEPARTMENT.

     In furtherance of these restrictions, the following requirements will apply:

     - ASSOCIATES may not discuss with persons outside Russell (including, but not limited to, the public, clients, suppliers, friends and family - including spouse, significant other, children and parents) any confidential proprietary information concerning Russell's:

         -   Business strategies;

         -   Product design or development plans;

         - Product distribution plans, and the identity and nature of its arrangements with potential business partner;

         - Confidential client information such as holdings, strategies or trading information;

                                        5
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         -   Financial results; and

         -   Legal posture, strategies or proceedings.

     - As a general rule, the dissemination of such information internally within Russell should be restricted only to those who have a "NEED TO KNOW" in order to facilitate a particular task or strategic project.

     ASSOCIATES must:

     - Comply with the measures to preserve Confidential Information set forth in this Code;

     - Adhere to the terms of any agreements entered into by them or by Russell requiring that information be kept confidential;

     - Comply with the terms of the Nondisclosure Agreement (described below) required to be signed by all ASSOCIATES;

     - Comply with any business unit specific policies and procedures adopted with respect to such information; and

     - Adhere to the Information Security Guidelines for Russell Investment Group ASSOCIATES (the "Guidelines") and the Russell Investment Group Information Systems Security Policy and Standards ("Standards") available on Russell's Intranet site (InSite) under "At Your Service - Security Services (IT)."

III. NONDISCLOSURE AGREEMENTS

     ASSOCIATES must sign a Nondisclosure Agreement at the time they are hired. The agreement requires that the ASSOCIATE:

     - Not disclose to anyone outside Russell, for any purposes other than the discharge of work-related duties, any confidential or proprietary Russell information; and

     - Not disclose any such confidential or proprietary information to anyone inside Russell except on a "need to know" basis.

     ASSOCIATES with questions about what constitutes confidential or proprietary information, or to whom such information may be disclosed inside or outside Russell should contact Russell's LEGAL DEPARTMENT.

IV.  PRIVACY REGULATIONS

     Privacy laws and regulations govern the handling of client and customer information. Each ASSOCIATE is responsible for complying with the policies governing the handling of customer confidential personal information (and in some cases, designated ASSOCIATES will also be responsible for complying with specific procedures), particularly, when such information has been downloaded to a desktop or personal computer, printed, stored in a personal database or otherwise possessed by an ASSOCIATE. The following highlighted items are intended to provide an overview of Russell's responsibilities with respect to such information:

                                        6
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     -   Russell's U.S. entities are required to provide privacy notices to all of their individual customers upon the opening of accounts and annually thereafter. The notices are required to address, among other things, the information Russell collects about its customers, with whom Russell shares the information, and how Russell protects and safeguards the information; and

     - Individual consumers and customers have the right to "opt out" of, or to say no to, having their confidential personal information shared with certain non-affiliated third parties, and may say no to the sharing of certain specific information with Russell's affiliates (e.g., credit reporting or application information).

     In addition, the privacy regulations impose strict security requirements relating to confidential personal information that may be present in electronic media, including but not limited to, databases, e-mails, customer contact lists, customer identification information gathered for anti-money laundering requirements and in paper files held within offices and in off-site storage facilities.

     Additional guidance regarding Russell's policies and procedures involving the sharing and safeguarding of customers' confidential personal information may be found on Russell's Corporate Legal intranet website found on InSite, within the Risk Management Section under Regional Policies/U.S. Privacy. Any specific questions can be addressed to the U.S. Privacy Officer in the CORPORATE COMPLIANCE DEPARTMENT, Dale Perez, at
     (253) 439-2413 or at dperez@russell.com.

                                        7
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                 TAB 4 - PUBLIC STATEMENTS BY RUSSELL ASSOCIATES

I.   OVERVIEW

     From time to time, ASSOCIATES are asked to comment publicly on matters pertaining to the investment industry, financial market activity and other issues involving fact, opinion and policy matters. ASSOCIATES should adhere to the following guidelines and be familiar with provisions set forth in the Employee Nondisclosure Agreement between an ASSOCIATE and Russell. If the following guidelines are not sufficient to address specific requests for information, ASSOCIATES should refer the inquiry to either Russell's Director of Corporate Communications (or his/her designee in Corporate Communications) or Russell's General Counsel. In cases where there may appear to be a conflict between the following requirements and a fiduciary, contractual or other obligation to a particular Russell client, ASSOCIATES should contact an attorney in the LEGAL DEPARTMENT directly before speaking with the client.

     Violations of the Policy may result in disciplinary action, including the possibility of termination of employment for cause. (See TAB 13 - SANCTIONS)

     Several Russell ASSOCIATES are designated and formally trained by Corporate Communications to serve Russell as spokespersons in media interviews. Due to the nature of such interviews, particularly live television, these ASSOCIATES respond to questions in a format that does not allow them time to obtain authorization for approval to make public statements on the given topic. Their training as media spokespersons, though, includes practice on adhering to the statements outlined below.

     A member of Russell's Executive Committee and/or Operating Committee Working Group may disseminate or may authorize an ASSOCIATE'S immediate dissemination of such information, though consultation with Corporate Communications and/or Legal would be encouraged.

II.  PUBLIC STATEMENTS--CONFIDENTIAL INFORMATION

     Unless authorized by Russell's Director of Corporate Communications (or his/her designee), ASSOCIATES may not discuss with persons outside Russell, including especially members of the media, any proprietary information concerning Russell.

     When asked for a public statement about confidential information, ASSOCIATES should respond with the following:

         "IT IS RUSSELL'S POLICY NOT TO DISCUSS, CONFIRM OR DENY ITS STRATEGIC PLANS WITH THE PUBLIC UNTIL IT IS DEEMED APPROPRIATE TO DO SO."

III. PUBLIC STATEMENTS--RUMORS ABOUT RUSSELL

     If an ASSOCIATE is asked to comment on a rumor concerning Russell, unless authorized by the Director of Corporate Communications (or his/her designee), the response in all cases will be the following:

         "WE DO NOT RESPOND TO OR COMMENT ON UNSUBSTANTIATED RUMORS OR SPECULATION, WHETHER THEY INVOLVE RUSSELL OR ANY OTHER PARTIES."

                                        8
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IV.  PUBLIC STATEMENTS--CLIENT RELATIONSHIPS

     If an ASSOCIATE is asked to comment on a specific client relationship, unless authorized by the Director of Corporate Communications (or his/her designee), the response in all cases will be the following:

         "RUSSELL DOES NOT COMMENT ON STRATEGIC INFORMATION INVOLVING ANY CLIENT. WE RESERVE THIS FOR THE CLIENT."

V.   PUBLIC STATEMENTS--MONEY MANAGERS

     Since Investment Management and Research ("IM&R") is responsible for maintaining information concerning money managers, all public statements on money managers researched by Russell are the responsibility of IM&R. In the event that a member of the public (other than a client having an investment advisory relationship with Russell) is soliciting information concerning a specific event relating to a money manager, until such time as IM&R has issued a statement for public consumption concerning the event, ASSOCIATES should respond:

         "RUSSELL DOES NOT PUBLICLY DISCUSS STRATEGIC INFORMATION ON SPECIFIC INVESTMENT MANAGERS AND THEIR FIRMS."

     Unless authorized to do so by IM&R, ASSOCIATES may not make statements about the details of money manager termination decisions. If asked to comment on a money manager termination, the response should be:

         "AS A MATTER OF COMPANY POLICY, RUSSELL DOES NOT PUBLICLY NAME OR DISCUSS A MANAGER WHEN A PARTICULAR ASSIGNMENT AWARDED TO THAT MANAGER IS REASSIGNED TO ANOTHER MANAGER OR MANAGERS."

VI.  PUBLIC STATEMENTS--BUSINESS UNIT OPERATIONS

     Russell's business units are responsible for maintaining proprietary and sensitive information concerning that particular unit. Disclosure of proprietary and sensitive information to the public pertaining to business operations will be made by authorized ASSOCIATES when the business unit has formulated a formal public comment. The business unit is encouraged to devise such statements in consultation with the Director of Communications (or his or her designee) and/or an attorney in the LEGAL DEPARTMENT. A member of Russell's Executive Committee or Operating Committee Working Group may disseminate or may authorize an ASSOCIATE'S immediate dissemination of such information, though consultation with Corporate Communications and/or Legal would be encouraged.

                                        9
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                    TAB 5 - INSIDER TRADING AND FRONT RUNNING

I.   OVERVIEW

     ASSOCIATES from time-to-time may come into possession of sensitive non-public information about public companies and clients. This information may be a result of conversations with clients, managers and other vendors and distributors who are, or are affiliated with, public companies. Additionally, ASSOCIATES may come into contact with trading information about clients (including trading by the Russell funds) through access to client holdings or Russell fund information, through knowledge of manager changes and transitions, and through knowledge of actual orders to be placed through Russell's trading areas or other Russell fund and client brokers.

     U.S. securities laws and regulations make it illegal:

     - To trade on material non-public information about public companies, or to provide such information to others who may trade in reliance on such information ("Insider Trading"), and

     - To take advantage of clients by purchasing or selling ahead of client orders ("Front Running").

     Provisions of this Code have been adopted to assist ASSOCIATES in avoiding inadvertent violation of the laws governing insider trading, and to assist Russell in discharging its legal obligation to use reasonable efforts to prevent and detect illegal trading activity. ASSOCIATES MUST COMPLY WITH THIS CODE AND WITH LAWS AND REGULATIONS GOVERNING TRADING IN THEIR OWN PERSONAL SECURITIES ACCOUNTS ("PSAs"). ASSOCIATES OPENING AND MAINTAINING PSAs SHOULD BECOME FAMILIAR WITH AND FOLLOW THE REQUIREMENTS SET OUT AT TAB 6 - PERSONAL SECURITIES ACCOUNTS AND TRANSACTION REPORTING OF THIS CODE. The ultimate responsibility to avoid violation of prohibitions against insider trading and front running falls to each ASSOCIATE who trades. ASSOCIATES who have questions regarding the restrictions and obligations set forth in this policy should consult a Compliance Officer in the CORPORATE COMPLIANCE DEPARTMENT or an attorney in the LEGAL DEPARTMENT.

     THE CONSEQUENCES OF ENGAGING IN INSIDER TRADING AND FRONT RUNNING ARE SEVERE AND INCLUDE SANCTION OR DISMISSAL BY RUSSELL, AND CIVIL AND CRIMINAL PENALTIES. ASSOCIATES WHO ARE NOT SURE WHETHER A PERSONAL SECURITIES TRANSACTION WOULD VIOLATE THE LAW BECAUSE OF NON-PUBLIC INFORMATION IN THEIR POSSESSION SHOULD ASSUME THAT THE TRADE IS NOT PERMITTED UNTIL THEY OBTAIN PROPER ADVICE TO THE CONTRARY FROM AN ATTORNEY IN THE LEGAL DEPARTMENT.

II.  RESTRICTIONS

     ASSOCIATES who obtain or possess material, non-public information concerning any company:

     - May not purchase, sell, recommend, or direct the purchase or sale, of any security of such company. (ASSOCIATES who communicate material, non-public information to another who then trades in reliance on such information may be subject to the sanctions as set forth in TAB 13 - SANCTIONS, as though the ASSOCIATE had directly bought or sold the securities for his or her own account.)

     - Must allow sufficient time to elapse after such information is disclosed to the general public for the investing public to assimilate and evaluate the information, before taking any action for her or his personal account on the basis of the disclosed facts.

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     ASSOCIATES who possess information about client or fund holdings or trading activity:

     - Must adhere to any business-specific policies and procedures concerning the disclosure of holdings and trading information that may apply to them in the course of their employment.

     - May not purchase or sell a security if the ASSOCIATE knows that the purchase or sale:

         - may permit the ASSOCIATE to take advantage of the market effect of purchases and sales of securities by Russell or any client of Russell; or

         - would otherwise compete with transactions of Russell or their respective clients.

         - May not disclose such information to any person inside or outside of Russell except:

         -       To the extent the holdings information has been made public;

         - As reasonably required in the regular course of the ASSOCIATE's duties in furtherance of the ASSOCIATE's obligations to Russell or Russell's obligations to its clients and the funds;

         -       As required by applicable law; or

         - As authorized by a member of Russell's Operating Committee or by Russell's Legal or CORPORATE COMPLIANCE DEPARTMENTS.

     ACCESS PERSONS may not buy or sell a security that is being traded in the Select Holdings Strategies, and any other investment strategy as may be determined by Russell, within seven (7) calendar days of the execution date. ACCESS PERSON pre-clearance requests for trades in these securities will be denied permission to trade in the security.

III. RUSSELL INDEX RESTRICTIONS

     ASSOCIATES who obtain confidential information related to changes in the design and construction of the Russell Indexes, or to specific securities under consideration for addition to, removal from, or adjustment within one of the Russell Indexes are subject to the firewalls Russell has established to prevent the flow of such information to any business units and/or ASSOCIATES, except those with a legitimate need to know such information.

     - ASSOCIATES possessing such information may not trade in the securities of ANY of the constitutent companies in the relevant Russell Index.

     - ASSOCIATES possessing such information may not trade in I-Shares or licensed securities or derivatives based on a Russell Index for which they hold material, non-public information.

IV.  WATCH LIST

     Russell's CORPORATE COMPLIANCE DEPARTMENT maintains a "Watch List" of companies about which Russell or its ASSOCIATES may be in possession of material, non-public information. ASSOCIATES who are recipients of, contributors to, or otherwise responsible for, maintaining the Watch List as well as ASSOCIATES noted on the Watch List as being in possession of material, non-public information (ASSOCIATES who are "over the wall") may not purchase, sell, recommend, or share their knowledge of

                                       11
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     the securities appearing on the Watch List. All of the ASSOCIATES who are not privy to information noted on the Watch List may trade in Watch List securities so long as they are not in possession of material non-public information. However, all ASSOCIATES should be aware that their trading activity is subject to oversight.

     REPORTING OBLIGATIONS AND RESPONSIBILITIES WHEN IN CONTACT WITH WATCH LIST INFORMATION

     If Russell is involved in a potential business transaction, business relationship, or other company-related activity that involves potential material non-public information, then the following procedures should be followed.

     The Project Head, Department Manager, or appropriate Russell Operating Committee member is responsible for notifying the CORPORATE COMPLIANCE DEPARTMENT that a company is to be placed on the Watch List. Information to be provided includes:

     - the name of the issuer(s) involved in the engagement or proposed transaction and any code names assigned;

     - the name of any other party(ies) to the engagement or proposed transaction;

     - the date of the assignment or date upon which monitoring of securities transactions should begin;

     -       the nature of the engagement or proposed transaction; and

     -       the names of all ASSOCIATES who have knowledge of the information.

     In addition to the initial reporting of a company to be placed on the Watch List to the CORPORATE COMPLIANCE DEPARTMENT, the Project Head, Department Manager or Russell Operating Committee member is also responsible for:

     - maintaining confidentiality of information received in connection with an engagement or proposed transaction;

     - ensuring that any changes or additional information relating to the engagement or proposed transaction that are germane to this Watch List procedure are communicated to the CORPORATE COMPLIANCE DEPARTMENT;

     - approving any additional ASSOCIATES who are brought "over the wall" on an engagement or proposed transaction, particularly those ASSOCIATES from other business units of Russell, and notifying the CORPORATE COMPLIANCE DEPARTMENT of such additions;

     - notifying the CORPORATE COMPLIANCE DEPARTMENT of any instances in which confidential information may have been inadvertently passed to someone outside the scope of the engagement or proposed transaction; and

     - contacting the CORPORATE COMPLIANCE DEPARTMENT to delete a company or issuer from the Watch List.

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V.   CONFIDENTIAL INFORMATION RELATING TO AN ENGAGEMENT OR PROPOSED TRANSACTION

     Information concerning the billing or payment of client fees and expenses may inadvertantly "tip" ASSOCIATES as to the existence of an engagement or proposed transaction.

     To preserve the confidentiality of such information, the Project Head shall:

     - With the assistance of the Chief Financial Officer, select a limited number of accounting personnel to handle all accounting work on the engagement or proposed transaction;

     - Assign code names for all communications with assigned accounting personnel; and

     - Promptly notify assigned accounting personnel of any new or changed information that is relevant to the engagement or proposed transaction.

     Information Storage and Communications are key elements in maintaining confidentiality transactions. Project Heads and participants should follow the instructions below when in possession of information relating to an engagement or proposed transaction.

     -   Utilize assigned code names, whenever possible, in communications.

     - Maintain hardcopy files in locking file cabinets; electronic files should be encrypted and maintained in special system libraries.

     - In all cases, access should be limited to only those ASSOCIATES actively participating on the Project Team.

     - Transmission of hardcopy information internally should be made using "Confidential" envelopes. Use of electronic mail should be avoided unless proper encryption protocols are utilized.

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                      TAB 6 - PERSONAL SECURITIES ACCOUNTS
                            AND TRANSACTION REPORTING

I.  REPORTING OF PERSONAL SECURITIES ACCOUNTS AND SECURITIES HELD DIRECTLY

     Russell requires that all ASSOCIATES follow this Code in connection with establishing and maintaining the Personal Securities Accounts ("PSAs") of the ASSOCIATE, his/her spouse or domestic partner, his/her minor children, his/her adult children living at home, and any relative, person, or entity for whom the ASSOCIATE directs or has the ability to direct the account's investments or the ASSOCIATE has direct or indirect economic interest (including joint accounts and participation in investment clubs). These provisions also apply to personal accounts of ASSOCIATE spouses employed in the securities industry unless a specific waiver has been granted by the Corporate Chief Compliance Officer or General Counsel.

     - All ASSOCIATES are required to report all their PSAs to the CORPORATE COMPLIANCE DEPARTMENT.

     - All ACCESS PERSONS are required to obtain pre-trade authorization by calling the Compliance Line at 253-439-4860.

     - All ASSOCIATES must report annually to the CORPORATE COMPLIANCE DEPARTMENT all securities in which they have a BENEFICIAL OWNERSHIP INTEREST, whether those securities are held in a PSA, or are held directly by the ASSOCIATE.

     All ASSOCIATES are required annually to attest to information provided to the CORPORATE COMPLIANCE DEPARTMENT concerning PSAs, Private Securities Transactions and other reporting information required by the Russell U.S. Code of Ethics. Exceptions may be made solely at the discretion of the Corporate Chief Compliance Officer or the General Counsel.

     NEW PSAs:

     When an ASSOCIATE establishes a new PSA, the ASSOCIATE must:

     - Notify the CORPORATE COMPLIANCE DEPARTMENT that he or she is opening the account by completing the required APPROVAL REQUEST TO OPEN OR MAINTAIN A PERSONAL SECURITIES ACCOUNT form which can be found in TAB 15 - FORMS or on Russell INSITE, obtaining appropriate signatures, and forwarding the form to the CORPORATE COMPLIANCE DEPARTMENT;

     - Notify the financial institution that they are associated with a NASD member firm; and

     - Confirm with their Financial Institutions that duplicate notification to Russell's CORPORATE COMPLIANCE DEPARTMENT has been established.

     The CORPORATE COMPLIANCE DEPARTMENT will:

     - Notify the Financial Institution maintaining an ASSOCIATE's reported PSA that he or she has Russell's permission to maintain the account; and

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     -   Direct the Financial Institution to forward duplicate transaction confirmations and monthly statements through a secure electronic communication or to a dedicated, confidential post office box maintained by the CORPORATE COMPLIANCE DEPARTMENT.

     ONGOING REQUIREMENTS:

     - ASSOCIATES must maintain their PSA information with the CORPORATE COMPLIANCE DEPARTMENT, including account number changes and terminations.

     - ASSOCIATES will be notified annually to confirm securities holdings, including those held directly (e.g.: stock certificates held in a safety deposit box).

     NEW ASSOCIATES:

     Within ten (10) days of joining Russell, New ASSOCIATES must:

     -       Report all PSAs and all securities beneficially owned or held; and

     - Submit to the CORPORATE COMPLIANCE DEPARTMENT copies of their most recent monthly statements for all such PSAs and for any securities held directly (example: stocks held in a safety deposit box).

     ASSOCIATES LEAVING RUSSELL:

     ASSOCIATES with reported PSAs must inform the CORPORATE COMPLIANCE DEPARTMENT when they leave Russell, so that the Financial Institution may be notified to cease the transmission of duplicate confirmations and statements.

II. SECURITY TRANSACTION REQUIREMENTS AND RESTRICTIONS

     ALL ASSOCIATES

     All ASSOCIATES executing securities transactions within PSAs are subject to the following requirements. Exceptions may be made solely at the discretion of Russell's Corporate Chief Compliance Officer and General Counsel. A definition of what constitutes a SECURITY and who is an ASSOCIATE may be found in TAB 14 - GLOSSARY.

     -   INITIAL PUBLIC OFFERINGS

         ASSOCIATES may not acquire securities in a U.S. initial public offering. ASSOCIATES may purchase securities after the U.S. Initial Public Offering is completed and the underwriting has terminated. Initial Public Offerings outside the U.S. may be purchased subject to standard pre-clearance requirements.

         Acquisition of an Initial Public Offering outside of the U.S. is subject to local jurisdiction regulation and requires pre-clearance from the CORPORATE COMPLIANCE DEPARTMENT.

                                       15
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     -   LIMITED OFFERINGS/PRIVATE PLACEMENTS

         ASSOCIATES may not acquire any SECURITY issued in any LIMITED OFFERING or PRIVATE PLACEMENT unless previously approved by the ASSOCIATE's Operating Committee member and the CORPORATE COMPLIANCE DEPARTMENT. Approval may be requested by completing the APPROVAL REQUEST FOR A PRIVATE SECURITIES TRANSACTION form which can be found in TAB 15 - FORMS or on Russell INSITE, obtaining the required signatures, and forwarding the form to the CORPORATE COMPLIANCE DEPARTMENT.

     -       DERIVATIVES

         ASSOCIATES may trade in those financial derivatives, such as options and futures, which are based on generally recognized indexes and single stocks. More complex derivatives may be restricted by the CORPORATE COMPLIANCE DEPARTMENT. ASSOCIATES are encouraged to contact the CORPORATE COMPLIANCE DEPARTMENT prior to purchasing financial derivatives, other than futures and options on recognized indexes and single stocks, and should be prepared to discuss the characteristics of the derivative product and the underlying securities or financial products on which the derivative is based in order to provide assurance that the financial derivatives will not provide an opportunity for unlawful trading.

     -       LICENSED DERIVATIVE OR OTHER PRODUCTS BASED ON A RUSSELL INDEX

         ASSOCIATES who are involved in the composition, computation, method of stock selection or data collection for the Russell Indexes are prohibited from trading in any licensed derivative product based on a Russell Index.

     -       INVESTMENT OPPORTUNITIES

         ASSOCIATES may not take, directly or indirectly, for personal benefit, any investment opportunities which come to their attention in the course of their duties at the Company unless written permission has been granted by their Operating Committee Member, a copy of which they must provide to the CORPORATE COMPLIANCE DEPARTMENT.

     ACCESS PERSONS

     ACCESS PERSONS executing securities transactions within PSAs are subject to the following requirements. Exceptions may be made solely at the discretion of Russell's Corporate Chief Compliance Officer and General Counsel. A definition of what constitutes a SECURITY and who is an ACCESS PERSON may be found in TAB 14 - GLOSSARY.

     -       PRE-CLEARANCE

         ACCESS PERSONS must obtain pre-clearance of their COVERED SECURITIES TRANSACTIONS for any securities transaction they wish to conduct.

         - Pre-cleared trades must be executed before the market close on the same day the trade has been approved, unless a "Good 'Til Cancelled" order has been placed.

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         -       Pre-cleared "Good 'Til Cancelled" orders are valid for a period of seven (7) calendar days, at which point the pre-clearance request must be re-submitted.

         - Pre-cleared "Good 'Til Cancelled" orders must be re-approved if the ACCESS PERSON changes the terms of the order, or withdraws the order and subsequently re-enters it at a later time.

         To pre-clear a trade:

         - Contact the CORPORATE COMPLIANCE DEPARTMENT Compliance Line at extension 4860; and

         -       Provide the requested trade information.

         The CORPORATE COMPLIANCE DEPARTMENT will provide approval or denial of the transaction within three (3) hours of the request,

     -       TRADE CERTIFICATION

         ACCESS PERSONS requesting pre-clearance of a trade must certify that:

         - The trade requested is not based on material non-public information; and

         - To the best of the ASSOCIATE's knowledge, the trade does not conflict with any current investment activity of any Russell client or fund.

     -       60-DAY LIMITATION ON PURCHASE AND SALES

         ACCESS PERSONS are restricted from repurchasing a security they have sold in the last 60 days, or selling a security they have purchased in the last 60 days.

     -       7-DAY RESTRICTION ON PURCHASE AND SALES

         ACCESS PERSONS may not buy or sell a security that is being traded in the Select Holdings Strategies, or any other investment strategy as may be determined by Russell, within seven (7) calendar days of the execution date. ACCESS PERSON pre-clearance requests for trades in these securities will be denied permission to trade in the security.

III. TRADING OF AFFILIATED MUTUAL FUNDS

     ASSOCIATES are prohibited from engaging in short-term or frequent trading (also known as market timing) of any Russell Affiliated Mutual Fund. For purposes of this Code, Russell Affiliated Mutual Fund includes all investment funds and collective investment vehicles domiciled inside or outside the U.S., managed, advised or administered by Russell Investment Group.

     As of the date of this Code, Affiliated Mutual Funds generally available to U.S. ASSOCIATES include the following fund families:

     -   Capstone Funds advised by Russell;

                                       17
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     -   Frank Russell Investment Company Funds;

     -   Mason Street Funds;

     -   Russell Investment Funds;

     -   State Street Global Advisor Funds; and

     - All other investment funds domiciled inside or outside the United States that are managed or advised by a Russell affiliate.

     ASSOCIATES TRADING SHARES OF AFFILIATED MUTUAL FUNDS THROUGH OTHER FINANCIAL INSTITUTIONS MUST:

     - Report all transactions in Affiliated Mutual Funds to the CORPORATE COMPLIANCE DEPARTMENT; and

     - Pre-clear all transactions in Affiliated Mutual Funds through the CORPORATE COMPLIANCE DEPARTMENT, as outlined above.

     ASSOCIATES TRADING SHARES OF FRANK RUSSELL INVESTMENT COMPANY FUNDS THROUGH RUSSELL'S INVESTMENT PROGRAM FOR ASSOCIATES

     No pre-clearance or reporting of these transactions or holdings is required.

IV.  DISCRETIONARY ACCOUNTS

     When an ASSOCIATE has given an investment advisor the authority to purchase and sell securities for his or her account without requiring the ASSOCIATE'S knowledge or consent, the PSA is managed as a DISCRETIONARY ACCOUNT.

     ACCESS PERSONS with a DISCRETIONARY ACCOUNT are NOT required to obtain pre-clearance of their securities transactions, provided that the following conditions are met:

     a) At the time such account is initially reported or opened, the ASSOCIATE provides a copy of the executed Discretionary Advisory Agreement to the CORPORATE COMPLIANCE DEPARTMENT;

     b) The ASSOCIATE provides an additional representation on the APPROVAL REQUEST FOR PERSONAL SECURITIES ACCOUNT form which can be found in TAB 15 - FORMS or on Russell INSITE that transactions in the account are, in fact, effected on a discretionary basis by the investment advisor;

     c) In the event that an ACCESS PERSON participates in any decision regarding purchases or sales in the account, such transactions must be pre-cleared as described in section II of this tab;

     d) The ACCESS PERSON will be required to attest annually to the account's continued discretionary status;

     e) Russell reserves the right to contact the ASSOCIATE'S adviser to verify the discretionary status of the account.

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                     TAB 7 - OUTSIDE BUSINESS AFFILIATIONS,
                           EMPLOYMENT AND COMPENSATION

I.       GENERAL POLICY

     ASSOCIATES are required to obtain approval from the CORPORATE COMPLIANCE DEPARTMENT and the ASSOCIATE'S Operating Committee member, in advance, of any outside employment, business affiliation or acceptance of compensation from any other person based on any business activity outside the scope of the employment relationship with Russell, including:

     -   Accepting directorships, governorships or trusteeships

     -   Becoming an officer, director or partner of any business organization

     -   Being employed full or part-time by an other organization

     -   Receiving compensation from another organization

     -   Engaging in personal or family business opportunities

     With regard to ANY outside employment or affiliation:

     - ASSOCIATES must avoid any business activity, outside employment or professional service that competes with Russell or conflicts with the interests of Russell or its clients without prior approval. ASSOCIATES must disclose to their Operating Committee member and the CORPORATE COMPLIANCE DEPARTMENT any situation that could present a conflict of interest or the appearance of a conflict of interest with Russell and discuss how any attendant risks are controlled.

     - ASSOCIATES may not accept any personal fiduciary appointments such as administrator, executor or trustee other than those arising from family or other close personal relationships.

     - ASSOCIATES may not use Russell resources, including computers, software, proprietary information, letterhead and other property in connection with any employment or other activity outside Russell.

     Requests for approval of outside employment or affiliations must be made on the APPROVAL REQUEST FOR OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR COMPENSATION form which can be found in TAB 15 - FORMS or on Russell INSITE. The ASSOCIATE's Operating Committee Member and the CORPORATE COMPLIANCE DEPARTMENT must approve the outside employment or affiliation prior to accepting the outside employment or affiliation and the ASSOCIATE must also report the termination of such position. Requests for the approval of outside employment or affiliations made by the Company's CEO must be approved by Russell's General Counsel and the Company's Board of Directors or the Audit Committee of the Board.

                                       20
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II.      SERVICE AS A DIRECTOR OF A PUBLIC COMPANY

     ASSOCIATES may be asked to serve on the boards of directors of publicly traded companies. In such cases the following requirements will apply:

     - The determination as to whether an ASSOCIATE shall be permitted to serve on the board of directors of a publicly-traded or private company will be made jointly by Russell's Chief Executive Officer and its General Counsel.

     - Such service will be limited to those engagements that are specifically approved by Russell's Chief Executive Officer and its General Counsel.

     ASSOCIATES serving on boards of directors of publicly traded companies must be especially mindful of Russell's policy on maintaining client confidentiality.

III.     SERVICE ON THE BOARD OF CHARITABLE ORGANIZATIONS

     Russell ASSOCIATES generously provide their time, talents and support to many worthy charitable and civic organizations in their communities. As with other outside business affiliations, ASSOCIATES must obtain prior approval of appointments if required to do so by the General Policy described above.

     RUSSELL PROVIDING SERVICES

     From time to time, organizations may need to procure, either directly or indirectly, the services that Russell provides. Where Russell is providing or is expected to provide services, directly or indirectly, to the charitable organization with which the ASSOCIATE is affiliated, the following requirements must be met:

     -       The ASSOCIATE must disclose his or her employment by Russell.

     - If the ASSOCIATE expects to be compensated by Russell in connection with, or as a result of, the services provided by Russell or an unrelated service provider recommended by the ASSOCIATE, the ASSOCIATE must disclose this fact to the CORPORATE COMPLIANCE DEPARTMENT.

     - If it can be reasonably anticipated that the ASSOCIATE will provide investment advice or other services of a similar nature to those offered by the Russell Investment Group to the Charitable Organization, the ASSOCIATE should seek approval from the CORPORATE COMPLIANCE DEPARTMENT and the ASSOCIATE'S Operating Committee member prior to providing such services.

     - If the ASSOCIATE is to be compensated by the Charitable Organization or by a third party (other than Russell Investment Group) for services rendered to the Charitable Organization, the ASSOCIATE must first obtain approval of the arrangement.

     - If the ASSOCIATE is a member of a board or otherwise may influence the decision whether to employ Russell or an unrelated service provider which is expected to utilize the services of Russell, the ASSOCIATE must abstain from participating in the selection of Russell or the service provider.

                                       21
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     With the exception of activities undertaken on behalf of organizations with which Russell has some formal participatory relationship (e.g., the Pierce County United Way campaign), the ASSOCIATE will not use Russell resources, including computers, software, proprietary information, letterhead and other property in support of any such engagement without Russell's prior consent.

     - All potential conflicts of interest, including the ASSOCIATE'S employment by Russell, must be memorialized in writing to the appropriate officer of the board of the charitable organization, or in the minutes of the applicable meeting(s) of the governing body at which the selection is to be made.

                                       22
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                          TAB 8 - GIFTS & ENTERTAINMENT

I.       GENERAL POLICY

     It is Russell's policy to earn business based on the quality of its products and services and to select and manage its service providers on the same basis. Russell does not provide or solicit gifts, entertainment or other items of value for the purpose of unduly influencing the recipient's judgment. This policy applies to gifts, entertainment, events and charitable contributions.

     Russell is subject to various regulatory and industry organizations that have policies and rules that need to be considered when giving or receiving gifts and entertainment. ASSOCIATES must also be aware that many Russell clients and prospects - notably, government plans and those subject to ERISA have their own strict policies on the giving and receiving of gifts, entertainment and other contributions. ASSOCIATES should be prepared to discuss these policies with the client or prospect before arranging entertainment or providing gifts. Business Unit Compliance Officers and the CORPORATE COMPLIANCE DEPARTMENT are available to assist the ASSOCIATE if he or she has any questions concerning Russell's Gift and Entertainment Policy.

     ASSOCIATES must report any gifts subject to this Code to their appropriate business unit designee or the CORPORATE COMPLIANCE DEPARTMENT. Business units desiring to maintain their own gifts logs must indicate their intention to do so to the CORPORATE COMPLIANCE DEPARTMENT, and provide their gift reports to the CORPORATE COMPLIANCE DEPARTMENT on a quarterly basis.

     OTHER POLICIES TO CONSIDER: Business Units within Russell may impose additional or more restrictive requirements than those set forth in Russell's corporate Gifts and Entertainment Policy due to specific regulatory requirements or a management decision to apply stricter standards than those required by law or regulation. ASSOCIATES must also follow standard Russell expense procedures when requesting reimbursement for gifts or entertainment.

     ASSOCIATES should consult their business unit's policies, as well as Russell's standard expense reimbursement policies

     EXCEPTIONS TO THIS POLICY WILL ONLY BE PERMITTED WITH THE WRITTEN APPROVAL OF THE ASSOCIATE'S OPERATING COMMITTEE MEMBER OR WITH THE APPROVAL OF THE COMPANY'S DIRECTOR OF GLOBAL COMPLIANCE, CEO OR GENERAL COUNSEL.

     II. GIFTS

     GIVING GIFTS

     - Gifts with values of up to $100 per person per year may be given to clients, distributors of Russell's investment products, vendors or suppliers to Russell, or money manager firms reviewed by Russell as long as they are reported to the CORPORATE COMPLIANCE DEPARTMENT or to the compliance contact designated by the ASSOCIATE'S business unit for this purpose.

     - ASSOCIATES may not give gifts in excess of $100 per person per gift per year WITHOUT PRIOR APPROVAL from their business unit compliance contact or Russell's CORPORATE COMPLIANCE DEPARTMENT.

                                       23
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         Gifts of cash or its equivalent (including gift certificates redeemable in full or in part for cash) are not permitted.

     - The value of a gift is the amount paid for the gift, not including the cost of special logos or inscriptions. The value is not increased or decreased by the logo or inscription for gifts policy purposes.

     - Event Tickets to sporting events or shows, rounds of golf, etc. are considered gifts unless both a Russell ASSOCIATE AND the recipient attend the event. This policy applies even if the ASSOCIATE pays for the event with his or her own money.

     - ASSOCIATES should also be aware of the U.S. Foreign Corrupt Practices Act of 1977 and other anti-bribery laws and regulations, which generally prohibit the payment of anything of value to a foreign official (including through an intermediary) for the purpose of obtaining or retaining business, or for the purpose of obtaining favorable treatment. See TAB 9 - ANTI-BRIBERY POLICY (FCPA GUIDELINES) for further detail.

     - ASSOCIATES are not permitted to give gifts or entertain government officials other than token courtesies, or as approved by the Corporate & Government Relations Office or Russell's General Counsel.

     - ASSOCIATES should familiarize themselves with Russell's policies with respect to expense reimbursement and be prepared to provide appropriate documentation.

     RECEIVING GIFTS

     - ASSOCIATES should tactfully refuse/return a gift with a value of more than $100, unless to do so would embarrass the giver or prejudice a business relationship. If such a gift is accepted for business reasons, it is subject to reporting requirements and the following guidelines:

         - If the ASSOCIATE elects to keep the gift, the ASSOCIATE must remit the amount of the gift's value in excess of $100 to the Corporate Giving Department; or

         - The ASSOCIATE may elect to give the gift to the Corporate Giving Department for appropriate disposition.

     - Gifts of cash or its equivalent (including gift certificates redeemable in full or in part for cash) are not permitted.

     - The value of a gift is the amount paid for the gift or a reasonable estimate thereof, not including the cost of special logos or inscriptions. The value is not increased or decreased by the logo or inscription for gift policy purposes.

     - ASSOCIATES must report gifts received from clients, distributors of Russell's investment products, vendors or suppliers to Russell, or money manager firms reviewed by Russell in excess of $100 per person per gift to their business unit compliance contact or Russell's CORPORATE COMPLIANCE DEPARTMENT.

                                       24
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         ASSOCIATES may not solicit gifts from anyone in return for any business, service or confidential information.

     - Event Tickets to sporting events or shows, rounds of golf, etc. are considered gifts unless both the Russell ASSOCIATE AND the giver attend the event.

     EXCEPTIONS:

     No prior approval or reporting is required for gifts given or received as described below, and they do not count toward the $100 limit on individual gifts.

     - Personal gifts (wedding, birthday, etc.) provided (i) the ASSOCIATE pays for the gift with his or her own money and (ii) the gift is NOT related to Russell business. (Test: Would the ASSOCIATE otherwise give the gift or receive the gift if there were no business relationship?)

     - Promotional materials (logo golf balls, pens, etc.) with a value of $25 or less.

     - Recognition gifts, if the gift cannot reasonably be considered to influence the ASSOCIATE'S judgment and if to refuse to accept would appear discourteous.

     - Prize drawings, such as door prizes, at events sponsored by vendors or others seeking to do business with Russell, if eligibility is open to anyone in attendance, attendance goes beyond solely Russell ASSOCIATES, and it is awarded on the basis of bona fide chance or skill. Russell ASSOCIATES who sponsor such events where attendance is restricted to the employees from one single fund distributor or money manager company must appropriately report the event according to the guidelines outlined under the GIVING GIFTS and RECEIVING GIFTS sections, above.

     - Personal political contributions where ASSOCIATES support the political candidates of their choice, independent of any influence from the Company or any of its executives.

III.       ENTERTAINMENT

     Entertainment must not be lavish or so excessive as to appear to unduly influence the judgment of the ASSOCIATE or of the client or prospect, or otherwise appear improper under these requirements. There is no specific dollar amount that represents "lavish or excessive entertainment;" this is a judgment call that must be determined on a case-by-case basis in advance of the entertainment event. Expense reimbursement requests that are considered "lavish" after the fact may be rejected and/or subject to review and potential sanctions as described in TAB 13 - SANCTIONS.

     GUIDELINES:

     - The ASSOCIATE should ask: "Is the primary purpose of the entertainment to spend quality time with the client/prospect/vendor? How will it appear to others outside of the business relationship?" Each ASSOCIATE is accountable for the image of Russell he or she projects. When in doubt, the ASSOCIATE should contact their business unit compliance contact or Russell's CORPORATE COMPLIANCE DEPARTMENT.

     - If the ASSOCIATE hosting the entertainment is not present, the value is considered to be a gift subject to the requirements outlined above. Likewise, if the third party hosting the entertainment

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         is not present and the ASSOCIATE attends the event, the entertainment is considered a gift subject to these requirements.

     - If the entertainment includes "gifts" (e.g. souvenirs, pro shop equipment, etc.), the gifts are subject to the pre-approval, reporting and $100 annual limit guidelines outlined above.

IV.  TRAVEL PAID BY OTHERS

     ASSOCIATES should tactfully refuse the provision of excessive or frequent acts of entertainment or other hospitality, unless to do so would embarrass the giver or prejudice a business relationship. Likewise, ASSOCIATES should not host excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety.

     ASSOCIATES may occasionally be invited to out-of-town meetings, seminars, or site visits by third parties doing business with or seeking to do business with Russell. ASSOCIATES should consider whether offers to pay for transportation and lodging made by a client, vendor, or other entity with which Russell conducts, or is considering conducting business, are appropriate for the situation. In evaluating whether to accept such offers of transportation and lodging, ASSOCIATES should consider the possible appearance of impropriety. Factors to consider include whether the offer is made in connection with an event which primarily serves a business purpose, whether the offer has been extended to others similarly situated on a comparable basis, whether the travel is for legitimate Company business and whether it may be more appropriate for Russell to cover the expenses. Certain business units may have more restrictive policies, and ASSOCIATES should contact their Operating Committee member regarding any questions.

V.   HONORARIA

     ASSOCIATES are frequently asked to speak at events sponsored by business, educational, civic, and charitable organizations. Such speaking engagements may involve ASSOCIATES as representatives of Russell, but also in a personal capacity as a member of an organization or of the community. These organizations frequently offer to pay an honorarium, or to reimburse the speaker for reasonable and customary travel expenses incurred in attending the event.

     WHEN SPEAKING IN A PERSONAL CAPACITY:

     - Awards by civic, charitable, educational or religious organizations for recognition of the ASSOCIATE'S services or accomplishments outside the scope of his or her business activities are not considered to be gifts subject to Russell's Gift and Entertainment Policy.

     - ASSOCIATES may accept honoraria or speaker's gifts when serving in a personal capacity, provided that the organization is not a client, vendor, supplier or money manager under Russell review.

     - ASSOCIATES should consider whether receipt of compensation in connection with such speaking engagements may subject them to the requirements outlined under TAB 7 - OUTSIDE BUSINESS AFFILIATIONS, EMPLOYMENT AND COMPENSATION.

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     WHEN SPEAKING AS A REPRESENTATIVE OF RUSSELL:

     - ASSOCIATES may not accept cash or cash equivalent honoraria for speaking engagements, and should politely decline such offers. ASSOCIATES should advise any organization that insists upon payment of an honorarium that it will be donated to a Russell-sponsored charitable organization.

     - "Speaker's Gifts" to ASSOCIATES serving as Russell representatives are subject to Russell's Gifts Policy as described in Section II above.

     - Organizations may reimburse ASSOCIATES for ordinary and customary travel and lodging expenses incurred in connection with a speaking engagement that has been approved by the ASSOCIATE'S Operating Committee member.

     - Associates should consider whether the speaking engagement may subject them to the requirements outlined under TAB 4 - PUBLIC STATEMENTS BY RUSSELL ASSOCIATES.

                                       27
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                           TAB 9 - ANTI-BRIBERY POLICY
                   (FOREIGN CORRUPT PRACTICES ACT GUIDELINES)

Russell's ASSOCIATES are strictly prohibited from bribing public officials. All of Russell's principal offices are located in countries which have adopted the Organization for Economic Co-operation and Development ("OECD") Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. The U.S. Foreign Corrupt Practices Act, as amended ("FCPA"), and laws in countries in which Russell operates, prohibit making any payment directly or indirectly, or any offer, authorization or promise to pay, anything of value (whether cash or otherwise) to government officials, political parties or candidates for public office for the purpose of improperly influencing their actions in order to obtain or retain business or to secure any other improper advantage.

ASSOCIATES should exercise special care when extending even common business courtesies to officials at any level of government. Other than token courtesies, ASSOCIATES should not give gifts or entertain foreign government officials. Questions regarding gifts or entertainment to foreign government officials may be directed to Fred Kiga at (253) 439-3089 or e-mail: fkiga@russell.com.

ASSOCIATES and business units are required to maintain accurate records of all financial transactions, including payments of commissions, consulting fees, service fees, facilitating payments and gratuities.

ASSOCIATES who become aware of apparent or potential violations, including improper recording of transactions, or who have questions concerning the requirements of this policy, should immediately notify their local compliance officer, or the FCPA Compliance Coordinator, Dave Griswold at (253) 439-5381 or e-mail: dgriswold@russell.com.

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               TAB 10 - CORPORATE ANTI-MONEY LAUNDERING STATEMENT

All ASSOCIATES are responsible for familiarizing themselves with this Code and with the Corporate Anti-Money Laundering ("AML") Policies available at http://insite.russell.com/Legal/Compliance_and_Internal_
Audit/Compliance/default.asp.

Russell requires all of its ASSOCIATES to have an understanding of the AML provisions and the spirit and objectives of the AML rules and regulations (including those ASSOCIATES who are not affiliated with Russell companies subject to AML rules and regulations). Moreover, it is incumbent on an ASSOCIATE with customer contact to "Know Your Customer" when establishing relationships and, if at any time any activities appear suspicious based on the ASSOCIATE'S knowledge of the customer, account profile, or customer or account activities, then the ASSOCIATE must promptly report the situations to his or her business unit's AML Compliance Officer or the Corporate AML Officer.

For questions regarding the U.S. Anti-Money Laundering Statement and Corporate AML Policy, or other related questions, please contact Russell's U.S. Anti-Money Laundering Officer, Dale Perez, at (253) 439-2413, email: dperez@russell.com or the designated Business Unit Anti-Money Laundering Officer identified in Addendum A of the Corporate AML Policies.

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                TAB 11 - MANAGING POTENTIAL CONFLICTS OF INTEREST

             I.   OVERVIEW

     Russell operates in multiple lines of business and offers a variety of products and services to a diverse and complex client base. In many instances, Russell may act in a number of different capacities. As a result of this complexity, Russell and its ASSOCIATE'S face potential conflicts of interest. For example, potential conflicts may arise if Russell offers a product or service to a client for which Russell also acts in a fiduciary capacity (I.E., as manager or adviser) or if Russell's corporate interests were to be adverse to those of its clients. In addition conflicts may arise if an ASSOCIATE's personal interest interferes with the interests of Russell or its clients. It is important to note that potential conflicts of interest often arise in the ordinary course of business. Russell's policies are focused on the identification and management of these potential conflicts. In some cases, potential conflicts may be managed with internal Russell firewalls; in other cases the preferred course of action is transparency through disclosure to the affected parties. In still other cases the existence of a potential conflict may require that, following disclosure, one party or the other must provide written consent. Finally, in some cases conflicts cannot be managed and must be avoided outright. In no case should incentives be created that would cause Russell or any of its ASSOCIATES to be influenced by a conflict of interest or to fail to properly identify and manage a potential conflict of interest.

     Conflicts that are not appropriately managed may harm clients. Even the appearance of a potential conflict that has not been appropriately managed may severely damage Russell's reputation. In order to maintain the trust and confidence of its clients, the following principles, policies and procedures should be followed by ASSOCIATES to manage potential conflicts of interest. Each ASSOCIATE must be able to identify potential conflicts, and in particular those potential conflicts which the ASSOCIATE may encounter in the regular course of the ASSOCIATE's duties. Many of those potential conflicts and the appropriate manner in which they should be resolved are described below. However, it is impossible to recount all potential conflicts which Russell or an ASSOCIATE may face. CONSEQUENTLY, IF AN ASSOCIATE BELIEVES A POTENTIAL CONFLICT EXISTS OR IS LIKELY TO ARISE THAT IS NOT ALREADY COVERED IN RUSSELL'S CONFLICTS POLICY, THE ASSOCIATE MUST REPORT THE POTENTIAL CONFLICT TO HIS OR HER OPERATING COMMITTEE MEMBER, TO BUSINESS UNIT COMPLIANCE, CORPORATE COMPLIANCE OR TO THE LEGAL DEPARTMENT.

II.  MANAGING PERSONAL CONFLICTS

     ASSOCIATES must avoid situations in which their personal interests conflict with the interests of Russell or its clients:

     - Personal influence or personal relationships may not be used improperly in a manner in which an ASSOCIATE would benefit personally to the detriment of Russell or Russell's clients.

     - ASSOCIATES should avoid any situation which might compromise their objectivity or otherwise impair their ability to exercise independence of judgment with respect to business in which they are involved on behalf of Russell or any Russell client.

     - ASSOCIATES may not divert directly or indirectly for personal benefit any investment or other business opportunities which come to his or her attention in the course of his or her duties at Russell without the written approval or the ASSOCIATE'S Operating Committee member.

     - An ASSOCIATE who is aware of the potential for a conflict with Russell's interests must report such potential to his or her Operating Committee Member or to the CORPORATE COMPLIANCE DEPARTMENT.

         Procedures that have been implemented to prevent personal conflicts of interest include:

     - Upon date of hire, and annually thereafter, each ASSOCIATE is required to read this Code and to return a signed acknowledgement to Russell's CORPORATE COMPLIANCE DEPARTMENT.

     - ASSOCIATES who are uncertain about the application of these principles, policies and procedures should discuss the particular circumstances with the ASSOCIATES listed under Section VI of this Tab.

     -       Each member of Russell's Operating Committee is responsible for:

         -       Enforcing these policies and procedures; and

         - Reviewing the continued suitability of these policies and procedures and recommending revisions as appropriate.

     - If the need arises, TAB 2 - USING THIS CODE OF ETHICS provides ASSOCIATES with multiple avenues to address unresolved issues, including those pertaining to potential conflicts of interest.

III. MANAGING COMPANY CONFLICTS

     Russell as a general rule does not enter into material transactions with its own directors or employees or with enterprises in which they have material personal interests or interlocking relationships. However, where it is determined that it is in Russell's best interest to make an exception to this general rule and no Russell client would be adversely affected, the material personal interest or interlocking relationship shall be disclosed to Russell's Board of Directors, with full knowledge of the transaction's terms and the interests involved and with any interested director not voting, must approve the transaction as reasonable and fair to the interests of Russell and not adverse to the interest of Russell clients.

     Although not typically presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationships between Russell's investment funds and the investment advisor or other corporate entities within the Russell Investment Group that provide services to those funds. In such cases, there may be certain employees who function as officers of, or in a management capacity for, both the funds and the other Russell corporate entities that provide services to the funds.

     This Code recognizes that all such persons will, in the normal course of their duties, establish policies and implement decisions that may have a different effect on the funds than on other Russell corporate entities that are parties to contractual relationships with those funds. The participation of ASSOCIATES in such activities is inherent in these contractual relationships and is consistent with the performance of any duties they may have as officers of, or serving in a management capacity for, those funds. If performed in conformity with the provisions of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, such activities will be deemed to have been handled ethically.
     Examples of unacceptable activities that could, if permitted, create a potential conflict of interest include, but are not limited to the following:

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

     - Favoring investment managers who purchase Russell or Russell affiliates' products or services including, but not limited to, Russell Index Products and Russell Implementation Services' institutional trading services;

     - Recommending a Russell or Russell affiliate's investment product or service that may not be appropriate for the client;

     - Revealing confidential client information to facilitate the sale of other Russell or Russell affiliates' products or services;

     - Inequitable communicating of changes in rankings of investment managers; and

     - Compensating manager research analysts or consulting staff in a manner that could compromise their objectivity.

IV. GENERAL PROCEDURES FOR MANAGING POTENTIAL CONFLICTS OF INTEREST

    To ensure that potential conflicts are managed properly, Russell has implemented policies and procedures, including but not limited to, the following:

    -       Requiring that its employees maintain high ethical standards.

    - Documenting, circulating, educating about, and requiring employees to acknowledge adherence to this Code and, as required, other written policies and procedures.

    - Implementing compensation policies and practices that align the interests of Russell's ASSOCIATES with those of its clients.

    - Maintaining appropriate firewalls among the Company's business units to ensure that confidential client information is secure.

    - Forbidding consulting staff from recommending or selling other Russell or Russell affiliates' products or services to consulting clients. Consulting staff may periodically provide a client with general information about other Russell products or services that are appropriate to that client's needs. Consulting clients who are interested in these other products and services should be referred by consulting staff to the appropriate business unit for further information.

    - Maintaining confidential, non-public client information with a duty of care and with the best interests of the client being the paramount consideration.

    - Requiring ASSOCIATES to report and in some cases pre-approve items given or received which are subject to Russell's Gifts and Entertainment Policy (see TAB 8 - GIFTS AND ENTERTAINMENT).

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

V.   SPECIFIC POLICIES FOR MANAGING POTENTIAL CONFLICTS OF INTEREST

     - Investment managers may not be charged fees, or be required to purchase any Russell or Russell affiliates' products or services, in order to be included in Russell's manager research database. The sole criterion for inclusion in Russell manager research activities is whether the manager has investment products that Russell's manager research analysts believe are likely to achieve above-benchmark returns.

     - New manager ranks, rank changes, and other manager evaluations are to be communicated as soon as practical to Russell's advisory clients. Prior to communication of changes in manager rankings, deliberations and discussions about a particular manager remain confidential.

     - Firewalls are to be maintained between manager research activities and Russell's other business units, such that analysts in manager research do not have access to data that shows the extent to which investment managers have business relationships with other Russell business units.

     - Client relationships that are spread across several business units may be managed by a designated "relationship manager" or "primary contact," whose duties include designating the ASSOCIATES who are entitled to receive confidential client information in order to best serve the interests of that client, and ensuring that potential conflicts of interest are managed properly.

     RUSSELL MAINTAINS A FOCUS ON "IMPROVING FINANCIAL SECURITY FOR PEOPLE." AS A PART OF THIS FOCUS, RUSSELL'S PRACTICES ARE INTENDED TO PUT CLIENT AND BENEFICIARY INTEREST FIRST. WE BELIEVE THAT OUR CULTURE, BUSINESS MODEL AND INVESTMENTS IN CONTROLS AND COMPLIANCE INFRASTRUCTURES ALL HELP RUSSELL STAY ALIGNED WITH CLIENT INTERESTS. AS POTENTIAL CONFLICTS ARISE, EACH IS CONSIDERED IN THIS CONTEXT.

VI.  ADDITIONAL INFORMATION

     The following ASSOCIATES may be contacted for additional information about Russell's Conflicts of Interest policies and procedures:

     -   Paul Reynolds, Managing Director, Institutional Investment Services, at
         (253) 439-3491 or preynolds@russell.com;

     - Monica Butler, Managing Director, U.S. Consulting, at (253) 439-2417 or mbutler@russell.com;

     - Brian Golob, Director, Business Operations IIS, at (253) 439-4946 or bgolob@russell.com;

     - Randy Burge, Managing Director - Investments, IM&R, at (253) 439-3546 or rburge@russell.com;

     -   Karl Ege, General Counsel, at (253) 439-3473 or kege@russell.com;

     - Dave Griswold, Director, Global Regulatory Policy, at (253) 439-5381 or dgriswold@russell.com.

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            TAB 12 - USE OF COMPUTER RESOURCES AND INFORMATION ASSETS

I.   OVERALL CORPORATE POLICY

     Information asset usage is governed by corporate policies and procedures that delineate the terms and conditions for the usage of Russell's information assets, computer resources, and telecommunication systems--both voice and data.

II.  SPECIFIC GUIDELINES AND STANDARDS

     The INFORMATION SECURITY GUIDELINES FOR RUSSELL INVESTMENT GROUP ASSOCIATES ("Guidelines") and the RUSSELL INFORMATION SYSTEMS SECURITY POLICY AND STANDARDS ("Standards") - upon which the Guidelines are based - set forth specific instructions and requirements for the use of computing resources and information assets. All ASSOCIATES must act in compliance with these instructions and requirements.

     The requirements are specifically set forth in the usage agreement that all permanent employees and contractors are required to sign upon commencing employment. The aforementioned guidelines and standards regarding computing security, and the use of resources and information assets can be found on the Russell Intranet site (INSITE) under "AT YOUR SERVICE"..."SECURITY SERVICES (IT)." ALL permanent ASSOCIATES and contractors are REQUIRED to read and ensure that they fully understand the content and intent of the Guidelines and Standards.

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                               TAB 13 - SANCTIONS

Any violation of the rules and requirements set forth in the Code may result in the imposition of such sanctions as Russell's General Counsel and senior management, as applicable, may deem appropriate under the circumstances. These sanctions may include, but are not limited to:

     -   Removal or suspension from office;

     -   Letter of censure;

     - Restitution to the appropriate member of Russell or client of Russell, as management deems appropriate; and/or

     -   Termination of employment for cause.

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                                TAB 14 - GLOSSARY

DEFINITIONS

For the purposes of this Code, the following terms are defined as:

ACCESS PERSONS: For purposes of this Code, ASSOCIATES in the following Russell U.S. business units are considered to be Access Persons. Access Persons shall not include disinterested trustees or directors of Russell, or any affiliated investment company of Russell.

-    U.S. Consulting
-    U.S. Institutional
-    U.S. Implementation Services
-    Alternative Investments
-    Legal
-    Corporate Compliance
-    Fund Operations
-    Investment Management & Research
-    Associates with access to the Pace and Envestnet systems
-    Members of the U.S. Operating Committee
-    Members of the U.S. Executive Committee
-    Chairman/President's Office

ASSOCIATE: An employee of Russell's companies located in the United States.

BENEFICIAL OWNERSHIP INTEREST: An ASSOCIATE or IMMEDIATE FAMILY member has a beneficial ownership interest in securities if the Personal Securities Account is registered in the ASSOCIATE's name or immediate family member's name, or if he or she obtains benefits from the account substantially equivalent to whole or partial, direct or indirect ownership. ASSOCIATES and immediate family members are also deemed to have a Beneficial Interest in accounts in which they have control, directly or indirectly, to make investment decisions. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an ASSOCIATE or IMMEDIATE FAMILY member maintains an interest or derives a benefit.

BUSINESS UNIT COMPLIANCE: The compliance person or group responsible for compliance within a Russell business unit.

BUSINESS UNIT CCO: The Chief Compliance Officer responsible for compliance within a specific business unit. Russell's Business Unit CCOs as of September 2005 are as follows:

         Frank Russell Investment Management Company - Cheryl Wichers

         Russell Fund Distributors, Inc. - Dale Perez

         U.S. Institutional - Kristin Gaerttner

         Russell Real Estate Advisors - Karl Smith

         Frank Russell Company - David Griswold

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

COMPLIANCE DEPARTMENT: Compliance ASSOCIATES located within the LEGAL DEPARTMENT as well as within the business units of Russell's U.S. companies.

CONFIDENTIAL INFORMATION: Information is confidential until it has been effectively communicated to the marketplace. ASSOCIATES should consider all client information to be confidential unless it can be shown that the information has been previously publicly disclosed. Effective public disclosure of information implies that sufficient time has passed since public dissemination and that the information is known generally in the financial marketplace. For example, information found in a report filed with the SEC or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

CONSUMER: An individual who obtains or has obtained a financial product or service from a financial institution (i.e.: a consumer has no further contact with the financial institution other than the one-time delivery of products or services).

CORPORATE COMPLIANCE DEPARTMENT: Compliance ASSOCIATES located within the LEGAL DEPARTMENT located in Tacoma, Washington, U.S.A.

COVERED SECURITIES TRANSACTIONS: Transactions in the investment instruments included in the definition of SECURITY and not specifically EXEMPTED SECURITIES, either in the text of the Code, or in the definition of SECURITY.

CUSTOMER: As used in Russell's Corporate Privacy and AML Policies, a customer is a consumer who has developed a continuing relationship with a financial institution to provide products or services.

DISCRETIONARY ACCOUNTS: Accounts in which the client gives a broker-dealer, investment advisor, or other financial institution discretion as to the purchase or sale of securities or commodities, including selection, timing, and price to be paid or received. By so doing, the client empowers the financial institution to buy and sell without the client's prior knowledge or consent, although the client may set broad guidelines for managing the account (e.g., limiting investments in blue chip stocks or banning investment in "sin" stocks).

DISINTERESTED TRUSTEE OR DIRECTOR: A disinterested trustee or director of any of Russell's affiliated funds as designated by such fund or independent directors of the Frank Russell Company board of directors.

EXEMPTED SECURITIES: EXEMPTED SECURITIES do not require ACCESS PERSONS to seek pre-clearance. For purposes of this Code, EXEMPTED SECURITIES include SECURITIES issued by the government of the United States or a foreign government; bankers' acceptances; bank certificates of deposit; commercial paper; high-quality, short-term debt instruments, including repurchase agreements; Section 529 Plans; Exchange Traded Funds, I-Shares, shares of open-end investment companies (mutual funds) registered under the Investment Company Act of 1940 (except as noted under "Securities," below) and futures or options based on an EXEMPTED SECURITY.

FINANCIAL INSTITUTION: A broker-dealer, investment advisor, bank or other financial entity.

I-SHARES: Index funds that trade like stocks on various markets. Each share represents a proportion of ownership in each stock that makes up an index.

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IMMEDIATE FAMILY: Shall include spouse, minor children, dependents and other relatives who share the same residence as the ASSOCIATE and depend on the ASSOCIATE for support.

INSIDER: Includes officers, directors, trustees and employees of a company. Under current judicial interpretation, the company must reasonably expect a person to whom material, non-public information is disclosed to keep such information confidential, and the relationship between the company and such person must at least imply a duty of confidentiality before the person will be considered an insider. In addition, a person can be a temporary insider if he or she enters into a special, confidential relationship in the conduct of a company's affairs and as a result of that relationship is given access to information solely for the company's purposes. Temporary insiders can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the ASSOCIATES of such organizations. Any Russell entity may become a temporary insider of a company it advises or for which it performs other services. In such cases, insider status would likely extend to all Russell ASSOCIATES who are personally in possession of material, non-public information about the client company.

INSIDER TRADING: Trading in a security while in possession of material, non-public information (whether or not one is an insider) or communicating material, non-public information to others in connection with trading activity. Law concerning insider trading, like any law, is subject to change. Generally, insider trading law prohibits:

- Trading in securities of a company by an INSIDER while in possession of material, non-public information relating to that company; and

- Trading by a non-insider in the securities of a company while in possession of material, non-public information relating to that company, where the information was either:

     - disclosed to the non-insider in violation of an INSIDER'S duty to keep it confidential; or

     -   misappropriated by the non-insider; and

     - communicating material, non-public information to others not authorized to receive such information.

LEGAL DEPARTMENT: All ASSOCIATES in the Legal and CORPORATE COMPLIANCE DEPARTMENTS located at Russell's corporate headquarters in Tacoma, Washington.

LIMITED OFFERING/PRIVATE PLACEMENT: A transaction that may occur outside normal market facilities or outside a securities brokerage account and includes, but is not limited to: private placements, unregistered securities, private partnerships and investment partnerships.

MATERIAL INFORMATION: Information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that ASSOCIATES should consider material includes, but is not limited to, dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger, acquisition, disposition, refinancing, restructuring, or other similar proposals or agreements; major litigation; liquidity problems; and extraordinary management developments.

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NEED TO KNOW: Generally, a need to know exists when an ASSOCIATE REQUIRES such information in order to effectively perform his or her duties on behalf of clients (or prospective clients). A need to know does not exist simply because the information MAY help another individual or business unit in activities that are unrelated to performance of the particular services requested by the client.

PERSONAL SECURITIES ACCOUNT ("PSA"): An ASSOCIATE'S PERSONAL SECURITIES ACCOUNTS (including joint accounts of the ASSOCIATE, his/her spouse or domestic partner, his/her minor children, his/her adult children living at home, and any relative, person, or entity for whom the ASSOCIATE directs or has the ability to direct the account's investments or the ASSOCIATE has direct or indirect economic interest ("PSAs") maintained with a broker-dealer, investment advisor, bank or other financial institution (collectively, "Financial Institutions").

RUSSELL: Refers collectively to the U.S. companies of Russell Investment Group.

SECURITY: For Russell's purposes, the same meaning as that set forth in Section 2(a)(36) of the 1940 Act including commodities contracts as defined in Section 2(a)(1)(a) of the Commodity Exchange Act. Generally, securities include any note; stock; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit sharing agreement; collateral trust certificate; pre-organization certificate of subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or, in general, any interest or instrument commonly known as a SECURITY; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

FOR RUSSELL ASSOCIATES, SECURITY ALSO INCLUDES SHARES OF AFFILIATED MUTUAL FUNDS. As of the date of this Code, affiliated funds include the following fund families:

     -   Capstone Funds advised by Russell

     -   Frank Russell Investment Company Funds

     -   Mason Street Funds

     -   Russell Investment Funds

     -   State Street Global Advisor Funds

     - All other investment funds domiciled inside or outside the United States that are managed or advised by a Russell affiliate.

                                 TAB 15 - FORMS

       I.    ACKNOWLEDGMENT                                                                         40
             (To be signed upon employment by new Associates)

      II.    APPROVAL REQUEST FOR A PERSONAL SECURITIES ACCOUNT                                     41
             (Request approval to MAINTAIN or OPEN a PSA)

     III.    PERSONAL SECURITIES ACCOUNT CHANGE OR TERMINATION NOTICE                               42
             (Notice of CHANGE or TERMINATION of previously reported PSA)

      IV.    APPROVAL REQUEST FOR A PRIVATE SECURITIES TRANSACTION                                  43
             (Request approval before making a private securities transaction)

       V.    SECURITIES HELD OUTSIDE A BROKERAGE                                                    44
             (Report personally held securities, such as stock certificates)

      VI.    APPROVAL REQUEST FOR OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT
             OR COMPENSATION                                                                     45-46
             (Request approval for outside business affiliation)

                            RUSSELL INVESTMENT GROUP
                        OCTOBER 2005 U.S. CODE OF ETHICS

                                 ACKNOWLEDGMENT

I acknowledge that I have received the Russell Investment Group October 2005 U.S. Code of Ethics (the "Code"). I have read the Code and understand its policies and provisions and agree to be bound by the terms and conditions set forth therein.

I further certify that I have reported all Personal Securities Accounts, all Private Securities Transactions and all other reportable items necessary to be disclosed pursuant to the requirements of the Code.


Print name: _____________________________________________________________
Signature: ______________________________________________________________
Department Name: ________________________________________________________
Date: ___________________________________________________________________


Associates should return their executed Acknowledgment Sheet to:
     U.S. Russell Compliance Department
     11th floor, Tacoma
     Attention: Sarah Donermeyer

               APPROVAL REQUEST FOR A PERSONAL SECURITIES ACCOUNT

Associate Name:___________________________________  Date:________________, 20___

Position:_________________________________________  Dept.:______________________

CHECK ONE:

/ / I hereby submit and request permission to MAINTAIN the following pre-existing Personal Securities Account. I understand that if my request is approved, I must comply with all provisions of the U.S. Code of Ethics with respect to Personal Securities Accounts. With this request, I am giving the Corporate Compliance Department the right to receive duplicate statements and trade confirmations for this account.

/ / I hereby request permission to OPEN a Personal Securities Account. I understand that I must comply with all provisions of the U.S. Code of Ethics with respect to Personal Securities Accounts. With this request, I am giving the Corporate Compliance Department the right to receive duplicate statements and trade confirmations for this account.

                                                          NAME AND ADDRESS OF FINANCIAL INSTITUTION(S) AND
         ACCOUNT NAME(S)          ACCOUNT NO.(S)         REGISTERED REPRESENTATIVE(S) MAINTAINING ACCOUNT(S)
         ---------------          --------------         ---------------------------------------------------


The above-listed Personal Securities Account is managed on a discretionary basis (see TAB 14 - GLOSSARY for definition) by my Financial Institution. IF YES, ATTACH A COPY OF THE DISCRETIONARY ADVISORY AGREEMENT. BY SIGNING THIS DOCUMENT, YOU ALSO AUTHORIZE RUSSELL TO CONTACT THE ADVISER IN ORDER TO VERIFY THE STATUS OF THE DISCRETIONARY ACCOUNT. / / Yes / / No

Signed:___________________________________________  Date:________________, 20___

Please note that your financial institution maintaining the above account(s) will be directed to send duplicate trade confirmations and monthly statements to a private post office box, not Russell's regular mailing address, to ensure privacy.
********************************************************************************

TO BE COMPLETED BY THE ASSOCIATE'S MANAGER
ACKNOWLEDGED BY:

Manager:__________________________________________  Date:________________, 20___

********************************************************************************

CORPORATE COMPLIANCE DEPARTMENT USE ONLY
We have reviewed and approved this Personal Securities Account. A letter requesting duplicate trade confirmations and monthly statements has been mailed to the financial institution(s) noted above.

Reviewed by:______________________________________  Date:________________, 20___

            PERSONAL SECURITIES ACCOUNT CHANGE OR TERMINATION NOTICE

Associate Name:___________________________________  Date:________________, 20___

Position:_________________________________________  Dept.:______________________

CHECK ONE:
/ / I hereby notify the Corporate Compliance Department that the following Personal Securities Account previously reported by me has been changed (account number, broker name, etc.) With this request, I am giving the Corporate Compliance Department the right to continue receiving duplicate statements and trade confirmations for this account, as changed.

     ACCOUNT NAME             ACCOUNT NO.           NAME OF FINANCIAL INSTITUTION
     ------------             -----------           -----------------------------
                              OLD#:                 OLD NAME:

                              NEW#:                 NEW NAME:

The above-listed Personal Securities Account is managed on a discretionary basis by my Financial Institution. / / Yes / / No

/ / I hereby notify the Corporate Compliance Department that the following Personal Securities Account has been closed and is no longer reportable. With this notification, I am informing the Corporate Compliance Department that this account is no longer subject to reporting requirements as documented in the Code of Ethics.

     ACCOUNT NAME             ACCOUNT NO.           NAME & ADDRESS OF FINANCIAL INSTITUTION
     ------------             -----------           ---------------------------------------



Signed:___________________________________________  Date:________________, 20___

********************************************************************************

CORPORATE COMPLIANCE DEPARTMENT USE ONLY
We have reviewed and made appropriate adjustments to your compliance records.

Reviewed by:______________________________________  Date:________________, 20___

              APPROVAL REQUEST FOR A PRIVATE SECURITIES TRANSACTION

To:  Corporate Compliance Department

From: __________________________________________  (NAME) _______________ (TITLE)

      __________________________________________  (NAME OF DEPARTMENT)

THE UNDERSIGNED REQUESTS APPROVAL OF THE FOLLOWING SECURITIES TRANSACTION:

Issuer: __________________________________________ Is the Issuer a publicly traded company? / / Yes  / / No

/ / Buy  / /  Sell / / Gift/Inheritance  Anticipated date of transaction: ______

Description of Securities: _____________________________________________________

Number of shares/units: __________________________   Cost/Proceeds: ____________

Person/Entity from whom I propose to purchase or to whom I propose to sell:_________________

To your knowledge, is this investment being offered to others? / / Yes  / / No

Are you providing any service or advice to this Issuer? / / Yes  / / No

If yes, please describe the service or advice:__________________________________

Signed: __________________________________________  Date: _______________, 20___

********************************************************************************
TO BE COMPLETED BY THE ASSOCIATE'S OPERATING COMMITTEE ("OC") MEMBER:

I have reviewed and approve this request for permission to engage in the Private Securities Transaction described. In connection with the request, I have the following comments: __________________________

________________________________________________________________________________

Name of OC Member (PRINT):______________________________________________________

Signed: __________________________________________  Date: _______________, 20___

********************************************************************************
CORPORATE COMPLIANCE DEPARTMENT USE ONLY

To: ________________________________________  (ASSOCIATE REQUESTING APPROVAL)

Your request for permission to engage in the Private Securities Transaction described on this form has been approved. If any of the details of that transaction change, please advise the Corporate Compliance Department before the transaction is completed.

Reviewed by: _____________________________________  Date:________________, 20___

                       SECURITIES HELD OUTSIDE A BROKERAGE

      PLEASE USE THIS FORM TO REPORT SECURITIES HELD PERSONALLY OUTSIDE AN
           ESTABLISHED BROKERAGE ACCOUNT ALREADY REPORTED TO RUSSELL.

Associate's Name:_________________________________  Hire Date:__________________

Position:_________________________________________  Dept.:______________________

         SECURITY NAME
              /                NUMBER OF         PRINCIPAL
            SYMBOL          SHARES (EQUITY)    AMOUNT (FIXED)     REGISTERED OWNER
         -------------      ---------------    --------------     ----------------



Signed:___________________________________________  Date:________________, 20___

********************************************************************************

U.S. RUSSELL COMPLIANCE DEPARTMENT USE ONLY

Reviewed and posted in the associate file.

Reviewed by:______________________________________  Date:________________, 20___

               APPROVAL REQUEST FOR OUTSIDE BUSINESS AFFILIATION,
                           EMPLOYMENT OR COMPENSATION

No Associate may maintain an outside affiliation (e.g., officer or director, governor, trustee, etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the Associate's Operating Committee ("OC") Member and the Corporate Compliance Department. Please provide the information requested below, sign and submit the form to your OC member for approval. You will be informed whether approval is granted or denied.

To:  Corporate Compliance Department

From: _____________________________________   (NAME)____________________(TITLE)

      _____________________________________   (NAME OF DEPARTMENT)

1. Organization with which you wish to become affiliated, organization or person by whom you wish to be employed or compensated:

     a.  Name:_________________________________________________________

     b.  Address:______________________________________________________

     c.  Nature of business:___________________________________________

     d.  Does the organization have publicly traded securities? / / Yes  / / No

     e.  If yes, where are they traded?________________________________

     f.  Is the organization a client of Russell? / / Yes  / / No

     g.  If yes, in what capacity?_____________________________________

2. State the nature of your proposed affiliation and employment, or the nature of the services for which you will be compensated, and briefly describe your duties:________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

3. On what date will your proposed affiliation, employment or compensation begin?___________________

4.   a.  Will you be compensated? / / Yes  / / No
     b.  If yes, how much?_____________________________

5. State the nature and extent of your financial interest, if any, in the organization:__________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

                                                                 CONTINUED . . .

6. State the amount of time you will devote to the business and indicate whether you will devote any time to the business during normal working hours:___________
________________________________________________________________________________

********************************************************************************
I, the undersigned, hereby request approval of the outside business affiliation, employment or compensation described herein.


Signed:_________________________________________________

Date:_____________________________________________, 20__


********************************************************************************
TO BE COMPLETED BY THE ASSOCIATE'S OPERATING COMMITTEE MEMBER

I have reviewed and approved this request for the outside business affiliation, employment or compensation as described. In connection with the request, I have the following comments:
________________________________________________________________________________
________________________________________________________________________________

Name of Operating Committee Member (PRINT):____________________________

Signature:_____________________________________________

Date:____________________________________________, 20__


********************************************************************************
CORPORATE COMPLIANCE DEPARTMENT USE ONLY

To:_____________________________________ (ASSOCIATE REQUESTING APPROVAL)

The outside business affiliation, employment or compensation described above has been approved. Please advise your Operating Committee Member and the Corporate Compliance Department in writing if any of the information in this request changes materially.

Reviewed by:_______________________________________________

Date:_______________________________________________, 20___